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                                                                   EXHIBIT 10.30

NATIONSBANK, N.A.
                                 LOAN AGREEMENT

         This Loan Agreement (the "Agreement") dated as of June 17, 1999, by and between NationsBank, N.A., a national banking association ("Bank") and nFront, Inc. ("Borrower").

         In consideration of the Loan or Loans described below and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, Bank and Borrower agree as follows:

         1. DEFINITIONS AND REFERENCE TERMS. In addition to any other terms defined herein, the following terms shall have the meaning set forth with respect thereto:

                  A. LOAN. Any loan described in Section 2 hereof and any subsequent loan which states that it is subject to this Loan Agreement.

                  B. LOAN DOCUMENTS. Loan Documents means this Loan Agreement and any and all promissory notes executed by Borrower in favor of Bank and all other documents, instruments, guarantees, certificates and agreements executed and/or delivered by Borrower, any guarantor or third party in connection with any Loan.

         2.       LOANS.

                  A. LOANS. Bank hereby agrees to make (or has made) one or more loans to Borrower in the aggregate principal face amount of $5,000,000.00. The obligation to repay the loans is evidenced by a promissory note or notes dated of even date herewith (the promissory note or notes together with any and all renewals, extensions or rearrangements thereof being hereafter collectively referred to as the "Note") having a maturity date, repayment terms and interest rate as set forth in the respective Note. The Loans includes a revolving credit "Line" (as defined below) and a "Term Loan" (as defined below).

                           i.       REVOLVING LINE OF CREDIT. The Loans include
a $4,425,000 revolving line of credit (the "Line") under which Borrower may from time to time, borrow, repay and re-borrow funds.

                           ii.      TERM LOAN. The Loans also include a $575,000
term loan (the "Term Loan") under which Borrower may from time to time, borrow and repay funds on the terms specified in the Note therefore.

         3. REPRESENTATIONS AND WARRANTIES. Except as set forth on SCHEDULE A attached hereto, Borrower hereby represents and warrants to Bank as follows:

                  A. GOOD STANDING. Borrower is a corporation, duly organized, validly existing and in good standing under the laws of the State of Georgia and has the power and authority to own its property and to carry on its business in each jurisdiction in which Borrower does business.

                  B. AUTHORITY AND COMPLIANCE. Borrower has full power and authority to execute and deliver the Loan Documents and to incur and perform the obligations provided for therein, all of which have been duly authorized by all proper and necessary action of the appropriate governing body of Borrower. No consent or approval of any public authority or other third party is required as a condition to the validity of any Loan Document, and Borrower is in compliance with all laws and regulatory requirements to which it is subject.

                  C. BINDING AGREEMENT. This Agreement and the other Loan Documents executed by Borrower constitute valid and legally binding obligations of Borrower, enforceable in accordance with their terms.

                  D. LITIGATION. There is no proceeding involving Borrower pending or, to the knowledge of Borrower, threatened before any court or governmental authority, agency or arbitration authority, except as disclosed to Bank in writing and acknowledged by Bank prior to the date of this Agreement.

                  E. NO CONFLICTING AGREEMENTS. There is no charter, bylaw, stock provision, partnership agreement or other document pertaining to the organization, power or authority of Borrower and no provision of any existing agreement, mortgage, indenture



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or contract binding on Borrower or affecting its property, which would conflict with or in any way prevent the execution, delivery or carrying out of the terms of this Agreement and the other Loan Documents.

                  F. OWNERSHIP OF ASSETS. Borrower has good title to its assets, and its assets are free and clear of liens, except those granted to Bank and as disclosed to Bank in writing prior to the date of this Agreement.

                  G. TAXES. All taxes and assessments due and payable by Borrower have been paid or are being contested in good faith by appropriate proceedings and the Borrower has filed all tax returns which it is required to file.

                  H. FINANCIAL STATEMENTS. The financial statements of Borrower heretofore delivered to Bank have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved and fairly present Borrower's financial condition as of the date or dates thereof, and there has been no material adverse change in Borrower's financial condition or operations since March 31, 1999. All factual information furnished by Borrower to Bank in connection with this Agreement and the other Loan Documents is and will be accurate and complete in all material respects on the date as of which such information is delivered to Bank and is not and will not be incomplete by the omission of any material fact necessary to make such information not misleading.

                  I. PLACE OF BUSINESS. Borrower's chief executive office is located at
                           520 Guthridge Court
                           Suite 100
                           Norcross, Georgia 30092.

                  J. CONTINUATION OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made under this Agreement shall be deemed to be made at and as of the date hereof and at and as of the date of any advance under any Loan.

         4. AFFIRMATIVE COVENANTS. Until full payment and performance of all obligations of Borrower under the Loan Documents, Borrower will, unless Bank consents otherwise in writing (and without limiting any requirement of any other Loan Document):

                  A. FINANCIAL STATEMENTS AND OTHER INFORMATION. Maintain a system of accounting satisfactory to Bank and in accordance with GAAP applied on a consistent basis throughout the period involved, permit Bank's officers or authorized representatives to visit and inspect Borrower's books of account and other records at such reasonable times and as often as Bank may desire, and pay the reasonable fees and disbursements of any accountants or other agents of Bank selected by Bank for the foregoing purposes. Unless written notice of another location is given to Bank, Borrower's books and records will be located at Borrower's chief executive office set forth above. All financial statements called for below shall be prepared in form and content acceptable to Bank and by independent certified public accountants acceptable to Bank.

In addition, Borrower will:

         i. Furnish to Bank audited financial statements of Borrower for each fiscal year of Borrower, within 120 days after the close of each such fiscal year, provided that if and so long as Borrower is required to file periodic reports under the Securities Exchange Act of 1934, then furnishing a copy of Borrower's Annual Report following its filing with the SEC shall satisfy this undertaking.

         ii. Furnish to Bank unaudited financial statements (including a balance sheet and profit and loss statement) of Borrower for each quarter of each fiscal year of Borrower, within 60 days after the close of each such period, provided that if and so long as Borrower is required to file periodic reports under the Securities Exchange Act of 1934, then furnishing a copy of Borrower's Quarterly Report following its filing with the SEC shall satisfy this undertaking.

         iii. Furnish to Bank a compliance certificate for (and executed by an authorized representative of) Borrower concurrently with and dated as of the date of delivery of each of the financial statements as required in paragraphs i and ii above, containing (a) a certification that the financial statements of even date are true and correct and that the Borrower is not in default under the terms of this Agreement, and (b) computations and conclusions, in such detail as Bank may request, with respect to compliance with this Agreement, and the other Loan Documents, including computations of all quantitative covenants.

         iv. Furnish to Bank promptly such additional information, reports and statements respecting the business operations and financial condition of Borrower from time to time, as Bank may reasonably request.



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                  B.       INSURANCE. Maintain insurance with responsible
insurance companies on such of its properties, in such amounts and against such risks as is customarily maintained by similar businesses operating in the same vicinity, specifically to include fire and extended coverage insurance covering all assets, business interruption insurance, workers compensation insurance and liability insurance, all to be with such companies and in such amounts as are satisfactory to Bank and providing for at least 30 days prior notice to Bank of any cancellation thereof. Satisfactory evidence of such insurance will be supplied to Bank prior to funding under the Loan(s) and 30 days prior to each policy renewal.

                  C. EXISTENCE AND COMPLIANCE. Maintain its existence, good standing and qualification to do business, where required and comply with all laws, regulations and governmental requirements including, without limitation, environmental laws applicable to it or to any of its property, business operations and transactions.

                  D. ADVERSE CONDITIONS OR EVENTS. Promptly advise Bank in writing of (i) any condition, event or act which comes to its attention that would or might materially adversely affect Borrower's financial condition or operations or Bank's rights under the Loan Documents, (ii) any litigation filed by or against Borrower, (iii) any event that has occurred that would constitute an event of default under any Loan Document; (iv) any uninsured or partially uninsured loss through fire, theft, liability or property damage in excess of an aggregate of $100,000; and (v) any claim by any party seeking damages or injunctive relief based on any claim arising under any environmental law or regulation.

                  E. TAXES AND OTHER OBLIGATIONS. Pay all of its taxes, assessments and other obligations, including, but not limited to taxes, costs or other expenses arising out of this transaction, as the same become due and payable, except to the extent the same are being contested in good faith by appropriate proceedings in a diligent manner.

                  F. MAINTENANCE. Maintain all of its tangible property in good condition and repair and make all necessary replacements thereof, and preserve and maintain all licenses, trademarks, privileges, permits, franchises, certificates and the like necessary for the operation of its business.

                  G.       YEAR 2000 REPRESENTATIONS, COVENANTS AND WARRANTIES

         (1) Borrower has (i) begun analyzing the operations of Borrower and its subsidiaries and affiliates that could be adversely affected by failure to become Year 2000 compliant (that is, that computer applications, imbedded microchips and other systems will be able to perform date-sensitive functions prior to and after December 31, 1999) and;
         (ii) developed a plan for becoming Year 2000 compliant in a timely manner, the implementation of which is on schedule in all material respects. Borrower reasonably believes that it will become Year 2000 compliant for its operations and those of its subsidiaries and affiliates on a timely basis except to the extent that a failure to do so could not reasonably be expected to have a material adverse effect upon the financial condition of Borrower.

         (2) Borrower reasonably believes any suppliers and vendors that are material to the operations of Borrower or its subsidiaries and affiliates will be Year 2000 compliant for their own computer applications except to the extent that a failure to do so could not reasonably be expected to have a material adverse effect upon the financial condition of Borrower.

         (3) Borrower will promptly notify Bank in the event Borrower determines that any computer application which is material to the operations of Borrower, its subsidiaries or any of its material vendors or suppliers will not be fully Year 2000 compliant on a timely basis, except to the extent that such failure could not reasonably be expected to have a material adverse effect upon the financial condition of Borrower.

                  H. LAWS. Comply in all material respects with all laws and regulations applicable to Borrower's business operations.

                  I. NORO-MOSELEY DRAW. In the event that Borrower has not consummated an initial registered public offering of its common stock on or before the date ninety (90) days after the date hereof, then, upon written request from Bank, Borrower shall, within ten (10) days of receipt of such notice, either refinance the Loans or notify Noro-Moseley Partners IV, L.P. ("Noro-Moseley") of Borrower's intent to borrow under the Debenture Purchase Agreement between Borrower and Noro-Moseley dated April 22, 1999.



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         5.       NEGATIVE COVENANTS. Until full payment and performance of all obligations of Borrower under the Loan Documents, Borrower will not, without the prior written consent of Bank (and without limiting any requirement of any other Loan Documents):

                  A. CAPITAL EXPENDITURES. Make capital expenditures during each fiscal year (including capitalized leases) exceeding in the aggregate $2,300,000 per year.

                  B. LEASE EXPENDITURES. Create or suffer to exist any obligations for the payment of rent for any property under lease or agreement to lease, except for leases in existence on the date hereof and any renewal, extension or refinancing thereof.

                  C.       [RESERVED]

                  D. TRANSFER OF ASSETS OR CONTROL. Sell, lease, assign or otherwise dispose of or transfer any assets, except in the normal course of its business, or enter into any merger or consolidation, or transfer control or ownership of the Borrower or form or acquire any subsidiary.

                  E. LIENS. Grant, suffer or permit any contractual or noncontractual lien on or security interest in its assets, except in favor of Bank, or fail to promptly pay when due all lawful claims, whether for labor, materials or otherwise.

                  F. EXTENSIONS OF CREDIT. Make or permit any subsidiary to make, any loan or advance to any person or entity, or purchase or otherwise acquire, or permit any subsidiary to purchase or other wise acquire, any capital stock, assets, obligations, or other securities of, make any capital contribution to, or otherwise invest in or acquire any interest in any entity, or participate as a partner or joint venturer with any person or entity, except for the purchase of direct obligations of the United States or any agency thereof with maturities of less than one year.

                  G. BORROWINGS. Create, incur, assume or become liable in any manner for any indebtedness (for borrowed money, deferred payment for the purchase of assets, lease payments, as surety or guarantor for the debt for another, or otherwise) other than to Bank, except for normal trade debts incurred in the ordinary course of Borrower's business, and except for existing indebtedness disclosed to Bank in writing and acknowledged by Bank prior to the date of this Agreement.

                  H. DIVIDENDS AND DISTRIBUTIONS. Make any distribution (other than dividends payable in capital stock of Borrower) on any shares of any class of its capital stock or apply any of its property or assets to the purchase, redemption or other retirement of any shares of any class of capital stock or in any way amend its capital structure.

                  I. CHARACTER OF BUSINESS. Change the general character of business as conducted at the date hereof, or engage in any type of business not reasonably related to its business as presently conducted.

                  J. MANAGEMENT CHANGE. Make any substantial change in its present executive or management personnel.

                  K. INVESTMENTS. Acquire the obligations or stock of, or any other interest in, any person, firm, joint venture, corporation or other enterprise whatsoever, or permit any subsidiary to do so except (i) certificates of deposit issued by banks whose deposits are insured by the Federal Deposit Insurance Corporation and have total assets or not less than $2,000,000,000;
(ii) direct obligations of the United States of America; (iii) obligations of agencies of the United States Government if the payment of all principal and interest thereof is guaranteed by the United States of America; and (iv) commercial paper issued by corporations domiciled in the United States of America and maturing within 12 months or less from the date of investment and given the highest Moody's Investor Service, Inc. or by Standard & Poor's.

                  L. AFFILIATE TRANSACTIONS. Engage or permit any of its subsidiaries to engage in any time in any transaction with any person or entity which is controlled, directly or indirectly by the Borrower or any shareholder or investor in Borrower (hereinafter defined as "Affiliate"), or make an assignment or other transfer of its properties or assets to any Affiliate, whether or not any ordinary course of business, other than on terms and conditions substantially favorable to Borrower or any subsidiary of Borrower as would be obtainable by Borrower or any such subsidiary at the time in a comparable arms-length transaction with any party other than an Affiliate.

                  M. ERISA. Promptly during each year, pay and cause any subsidiaries to pay contributions adequate to meet at least the minimum funding standards under ERISA with respect to each and every Plan; file each annual report required to be filed



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pursuant to ERISA in connection with each plan for each year; and notify the
Bank within ten (10) days of the occurrence of any Reportable Event that might constitute grounds for termination of any capital Plan by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States District Court of a trustee to administer any Plan. Capitalized terms herein shall have the meaning defined within ERISA.

                  N.       FISCAL YEAR.  Change its fiscal year.

                  O. NEGATIVE PLEDGES. Agree with any third party that it will not grant a lien on any of its assets.

         6. DEFAULT. Borrower shall be in default under this Agreement and under each of the other Loan Documents if it shall default in the payment of any amounts due and owing under the Loan or should it fail to timely and properly observe, keep or perform any term, covenant, agreement or condition in any Loan Document or in any other loan agreement, promissory note, security agreement, deed of trust, deed to secure debt, mortgage, assignment or other contract securing or evidencing payment of any indebtedness of Borrower to Bank or any affiliate or subsidiary of NationsBank Corporation.

         7. REMEDIES UPON DEFAULT. If an event of default shall occur, Bank shall have all rights, powers and remedies available under each of the Loan Documents as well as all rights and remedies available at law or in equity.

         8. NOTICES. All notices, requests or demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing delivered to the other party at the following address:

         Borrower:
                  520 Guthridge Court
                  Suite 100
                  Norcross, Georgia 30092.
-                 Fax. No.  770-416-0629
-
         Bank:    NationsBank, N.A.
                  P.O. Box 45247
         ---------------------------------------------------

         ---------------------------------------------------
                  Jacksonville, FL. 32256
         ---------------------------------------------------
         Fax No.
                -----------------

or to such other address as any party may designate by written notice to the other party. Each such notice, request and demand shall be deemed given or made as follows:

                  A. If sent by mail, upon the earlier of the date of receipt or five (5) days after deposit in the U.S. Mail, first class postage prepaid;

                  B.       If sent by any other means, upon delivery.

         9. COSTS, EXPENSES AND ATTORNEYS' FEES. Borrower shall pay to Bank immediately upon demand the full amount of all costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of Bank's in-house counsel if permitted by applicable law), incurred by Bank in connection with (a) negotiation and preparation of this Agreement and each of the Loan Documents, and (b) all other costs and attorneys' fees incurred by Bank for which Borrower is obligated to reimburse Bank in accordance with the terms of the Loan Documents.

         10. MISCELLANEOUS. Borrower and Bank further covenant and agree as follows, without limiting any requirement of any other Loan Document:

                  A. CUMULATIVE RIGHTS AND NO WAIVER. Each and every right granted to Bank under any Loan Document, or allowed it by law or equity shall be cumulative of each other and may be exercised in addition to any and all other rights of Bank, and no delay in exercising any right shall operate as a waiver thereof, nor shall any single or partial exercise by Bank of any right preclude any other or future exercise thereof or the exercise of any other right. Borrower expressly waives any presentment, demand, protest or other



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notice of any kind, including but not limited to notice of intent to accelerate and notice of acceleration. No notice to or demand on Borrower in any case shall, of itself, entitle Borrower to any other or future notice or demand in similar or other circumstances.

                  B. APPLICABLE LAW. This Loan Agreement and the rights and obligations of the parties hereunder shall be governed by and interpreted in accordance with the laws of Georgia and applicable United States federal law.

                  C. AMENDMENT. No modification, consent, amendment or waiver of any provision of this Loan Agreement, nor consent to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by an officer of Bank, and then shall be effective only in the specified instance and for the purpose for which given. This Loan Agreement is binding upon Borrower, its successors and assigns, and inures to the benefit of Bank, its successors and assigns; however, no assignment or other transfer of Borrower's rights or obligations hereunder shall be made or be effective without Bank's prior written consent, nor shall it relieve Borrower of any obligations hereunder. There is no third party beneficiary of this Loan Agreement.

                  D. DOCUMENTS. All documents, certificates and other items required under this Loan Agreement to be executed and/or delivered to Bank shall be in form and content satisfactory to Bank and its counsel.

                  E. PARTIAL INVALIDITY. The unenforceability or invalidity of any provision of this Loan Agreement shall not affect the enforceability or validity of any other provision herein and the invalidity or unenforceability of any provision of any Loan Document to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

                  F. SURVIVABILITY. All covenants, agreements, representations and warranties made herein or in the other Loan Documents shall survive the making of the Loan and shall continue in full force and effect so long as the Loan is outstanding or the obligation of the Bank to make any advances under the Line shall not have expired.

         11. ARBITRATION. ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT OR ANY RELATED INSTRUMENTS, AGREEMENTS OR DOCUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF J.A.M.S./ENDISPUTE OR ANY SUCCESSOR THEREOF ("J.A.M.S."), AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

                  A. SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN THE COUNTY OF ANY BORROWER'S DOMICILE AT THE TIME OF THE EXECUTION OF THIS INSTRUMENT, AGREEMENT OR DOCUMENT AND ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATOR; IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.

                  B. RESERVATION OF RIGHTS. NOTHING IN THIS ARBITRATION PROVISION SHALL BE DEEMED TO (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS INSTRUMENT, AGREEMENT OR DOCUMENT; OR (II) BE A WAIVER BY BANK OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. SEC. 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF BANK HERETO (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED TO) SETOFF, OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. BANK MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT. NEITHER THIS EXERCISE OF SELF HELP



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REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR
PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

         12. NO ORAL AGREEMENT. THIS WRITTEN LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed under seal by their duly authorized representatives as of the date first above written.

BORROWER: nFront, Inc.                        BANK:  NationsBank, N.A.

By: /s/ Robert L. Campbell (Seal)             By: /s/ Nancy Chastain      (Seal)
    -----------------------                       ------------------------
Name: Robert L. Campbell                      Name: Nancy Chastain
    -----------------------                        -----------------------
Title:  President                             Title: Senior Vice President
      ---------------------                        -----------------------
       [Corporate Seal]


Attest: /s/ Craig L. Benn  (Seal)
       --------------------
Name:  Craig L. Benn
      ---------------------
Title: Assistant Secretary
      ---------------------













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                                   SCHEDULE A
                                       TO
                                 LOAN AGREEMENT


Contemporaneously with execution of this Agreement, Borrower is using the proceeds of the Term Loan to repay and cancel its obligations to Silicon Valley Bank, which obligations are secured by substantially all of the assets of Borrower. Silicon Valley Bank has provided an undertaking to terminate and surrender all interests in the assets of Borrower upon receipt of payment in full of such obligations.



















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